Filed pursuant to Rule 433
Registration No. 333-130684

Morgan Stanley Mortgage Loan Trust 2007-14AR
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-14AR

Morgan Stanley Mortgage Capital Inc.
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

2

MORGAN STANLEY Securitized Products Group	October 18, 2007

Termsheet
$886,040,100
Approximate

Morgan Stanley Mortgage Loan Trust 2007-14AR
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-14AR
Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)
IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein.  This is not a research report and was not prepared by the Morgan Stanley research department.  It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel.  This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	October 18, 2007

[$886,040,100](Approximate)
Morgan Stanley Mortgage Loan Trust 2007-14AR
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-14AR
Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

Wells Fargo Bank, National Association
(Master Servicer)

Transaction Highlights

						Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch	Moody’s
Offered Certificates
Class 1-A-1	$22,640,000	Variable Rate (3)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 1-A-2	$1,744,000	Variable Rate (3)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 1-A-3	$22,640,000	Variable Rate (8)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 1-A-4	Notional (9)	Fixed Rate (10)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-1	$321,118,000	Variable Rate (11)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-2	$24,728,000	Variable Rate (11)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-3	$321,118,000	Variable Rate (12)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-4	Notional (9)	Fixed Rate (13)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-5	$321,118,000	Variable Rate (14)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

						Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch	Moody’s
Class 2-A-6	Notional (9)	Fixed Rate (15)	Senior, Notional Amount, Interest Only, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-7	Notional (9)	Fixed Rate (16)	Senior, Notional Amount, Interest Only, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-8	Notional (9)	Fixed Rate (17)	Senior, Notional Amount, Interest Only, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-9	$321,118,000	Variable Rate (18)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-10	Notional (9)	Fixed Rate (19)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-11	$321,118,000	Variable Rate (20)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 2-A-12	Notional (9)	Fixed Rate (21)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 3-A-1	$63,980,000	Variable Rate (22)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 3-A-2	$4,927,000	Variable Rate (22)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 3-A-3	$63,980,000	Variable Rate (23)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 3-A-4	Notional (9)	Fixed Rate (24)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 4-A-1	$61,596,000	Variable Rate (25)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 4-A-2	$4,744,000	Variable Rate (25)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 4-A-3	$61,596,000	Variable Rate (26)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 4-A-4	Notional (9)	Fixed Rate (27)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 5-A-1	$8,331,000	Variable Rate (28)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 5-A-2	$1,245,000	Variable Rate (28)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360 (6)	AAA	AAA	(7)

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

						Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch	Moody’s
Class 5-A-3	$8,331,000	Variable Rate (29)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 5-A-4	Notional (9)	Fixed Rate (30)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 6-A-1	$213,647,000	Variable Rate (31)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	Aaa
Class 6-A-2	$31,925,000	Variable Rate (31)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 6-A-3	$213,647,000	Variable Rate (32)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 6-A-4	Notional (9)	Fixed Rate (33)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 6-A-5	$213,647,000	Variable Rate (34)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 6-A-6	Notional (9)	Fixed Rate (35)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 7-A-1	$32,174,000	Variable Rate (36)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 7-A-2	$4,808,000	Variable Rate (36)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 7-A-3	$32,174,000	Variable Rate (37)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 7-A-4	Notional (9)	Fixed Rate (38)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 8-A-1	$25,377,000	Variable Rate (39)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 8-A-2	$3,793,000	Variable Rate (39)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 8-A-3	$25,377,000	Variable Rate (40)	Senior, Pass-Through, Exchangeable (4), Super Senior	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Class 8-A-4	Notional (9)	Fixed Rate (41)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360 (6)	AAA	AAA	(7)

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

						Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch	Moody’s
Class I-B-1	$19,871,000	Variable Rate (42)	Subordinate	Calendar month (5)	30/360 (6)	AA	(7)	(7)
Class I-B-2	$4,900,000	Variable Rate (42)	Subordinate	Calendar month (5)	30/360 (6)	A	(7)	(7)
Class I-B-3	$2,177,000	Variable Rate (42)	Subordinate	Calendar month (5)	30/360 (6)	BBB	(7)	(7)
Class II-B-1	$24,005,000	Variable Rate (43)	Subordinate	Calendar month (5)	30/360 (6)	AA	(7)	(7)
Class II-B-2	$5,540,000	Variable Rate (43)	Subordinate	Calendar month (5)	30/360 (6)	A	(7)	(7)
Class II-B-3	$2,770,000	Variable Rate (43)	Subordinate	Calendar month (5)	30/360 (6)	BBB	(7)	(7)
Class A-R	$100	Variable Rate (3)	Senior, Residual	Calendar month (5)	30/360 (6)	AAA	AAA	(7)
Non-Offered Certificates
Class I-B-4	$4,628,000	Variable Rate (42)	Subordinate	Calendar month (5)	30/360 (6)	(7)	BB	(7)
Class I-B-5	$2,722,000	Variable Rate (42)	Subordinate	Calendar month (5)	30/360 (6)	(7)	B	(7)
Class I-B-6	$4,627,795	Variable Rate (42)	Subordinate	Calendar month (5)	30/360 (6)	(7)	(7)	(7)
Class II-B-4	$4,986,000	Variable Rate (43)	Subordinate	Calendar month (5)	30/360 (6)	BB	(7)	(7)
Class II-B-5	$4,431,000	Variable Rate (43)	Subordinate	Calendar month (5)	30/360 (6)	B	(7)	(7)
Class II-B-6	$6,279,095	Variable Rate (43)	Subordinate	Calendar month (5)	30/360 (6)	(7)	(7)	(7)
Class P-1	$1,000	N/A (44)	N/A	N/A	N/A	(7)	(7)	(7)
Class P-2	$1,000	N/A (44)	N/A	N/A	N/A	(7)	(7)	(7)

______________
(1)	Approximate, subject to adjustment as described in this prospectus supplement.

(2)	A description of the ratings of the offered certificates is set forth under the heading “Ratings” in this prospectus supplement.

(3)
The pass-through rate for the Class 1-A-1, Class 1-A-2 and Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 1 mortgage loans.  The pass-through rate for the Class 1-A-1, Class 1-A-2 and Class A-R Certificates for the first distribution date will be a per annum rate of approximately 5.91359%.

(4)
Certain proportions of the classes of depositable certificates may be deposited in exchange for one or more classes of exchangeable certificates, as applicable, as described in this prospectus supplement under “Description of the Certificates—Exchangeable Certificates.”  Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.  The maximum initial respective class principal balances or notional amounts, as applicable, of the classes of exchangeable certificates are set forth in the table but are not included in the aggregate class principal balance of the certificates offered by this prospectus supplement.

(5)	The interest accrual period for this class of certificates and any distribution date will be the calendar month before the month of that distribution date.

(6)	Interest will accrue for this class of certificates at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(7)	The depositor has not requested that this class of certificates be rated by this rating agency.

(8)
The pass-through rate for the Class 1-A-3 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2010 will be a per annum rate equal to the weighted average net mortgage rate for the group 1 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2010, the pass-through rate for the Class 1-A-3 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 1 mortgage loans. The pass-through rate for the Class 1-A-3 Certificates for the first distribution date will be a per annum rate of approximately 5.41359%.

(9)
Interest will accrue on the respective notional amounts of the Class 1-A-4, Class 2-A-4, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-10, Class 2-A-12, Class 3-A-4, Class 4-A-4, Class 5-A-4, Class 6-A-4, Class 6-A-6, Class 7-A-4 and Class 8-A-4 Certificates, initially equal to approximately $22,640,000, $321,118,000, $321,118,000, $321,118,000, $321,118,000, $321,118,000, $321,118,000, $63,980,000, $61,596,000, $8,331,000, $213,647,000, $213,647,000, $32,174,000 and $25,377,000, respectively, at the respective per annum rates described in this prospectus supplement.  These classes of certificates will not receive any distributions of principal.

(10)
The pass-through rate for the Class 1-A-4 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2010 will be a per annum rate equal to 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2010, the

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

pass-through rate for the Class 1-A-4 Certificates will be zero. The pass-through rate for the Class 1-A-4 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(11)
The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans.  The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the first distribution date will be a per annum rate of approximately 6.08888%.

(12)
The pass-through rate for the Class 2-A-3 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.43888%.  Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-3 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-3 Certificates for the first distribution date will be a per annum rate of approximately 5.65000%.

(13)
The pass-through rate for the Class 2-A-4 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to 0.43888%. Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-4 Certificates will be zero. The pass-through rate for the Class 2-A-4 Certificates for the first distribution date will be a per annum rate of approximately 0.43888%.

(14)
The pass-through rate for the Class 2-A-5 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.83888%.  Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-5 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-5 Certificates for the first distribution date will be a per annum rate of approximately 5.25000%.

(15)
The pass-through rate for the Class 2-A-6 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to 0.40000%. Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-6 Certificates will be zero. The pass-through rate for the Class 2-A-6 Certificates for the first distribution date will be a per annum rate of approximately 0.40000%.

(16)
The pass-through rate for the Class 2-A-7 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to 0.15000%. Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-7 Certificates will be zero. The pass-through rate for the Class 2-A-7 Certificates for the first distribution date will be a per annum rate of approximately 0.15000%.

(17)
The pass-through rate for the Class 2-A-8 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to 0.28888%. Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-8 Certificates will be zero. The pass-through rate for the Class 2-A-8 Certificates for the first distribution date will be a per annum rate of approximately 0.28888%.

(18)
The pass-through rate for the Class 2-A-9 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.68888%.  Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-9 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-9 Certificates for the first distribution date will be a per annum rate of approximately 5.40000%.

(19)
The pass-through rate for the Class 2-A-10 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to 0.68888%. Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-10 Certificates will be zero. The pass-through rate for the Class 2-A-10 Certificates for the first distribution date will be a per annum rate of approximately 0.68888%.

(20)
The pass-through rate for the Class 2-A-11 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.28888%.  Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-11 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-11 Certificates for the first distribution date will be a per annum rate of approximately 5.80000%.

(21)
The pass-through rate for the Class 2-A-12 Certificates for the interest accrual period related to any distribution date to and including the distribution date in May 2012 will be a per annum rate equal to 0.83888%. Commencing with the interest accrual period related to the distribution date in June 2012, the pass-through rate for the Class 2-A-12 Certificates will be zero. The pass-through rate for the Class 2-A-12 Certificates for the first distribution date will be a per annum rate of approximately 0.83888%.

(22)
The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 3 mortgage loans.  The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the first distribution date will be a per annum rate of approximately 6.05991%.

(23)
The pass-through rate for the Class 3-A-3 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2014 will be a per annum rate equal to the weighted average net mortgage rate for the group 3 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2014, the pass-through rate for the Class 3-A-3 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 3 mortgage loans. The pass-through rate for the Class 3-A-3 Certificates for the first distribution date will be a per annum rate of approximately 5.55991%.

(24)
The pass-through rate for the Class 3-A-4 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2014 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2014, the

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

pass-through rate for the Class 3-A-4 Certificates will be zero. The pass-through rate for the Class 3-A-4 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(25)
The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 4 mortgage loans.  The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for the first distribution date will be a per annum rate of approximately 6.22430%.

(26)
The pass-through rate for the Class 4-A-3 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2017 will be a per annum rate equal to the weighted average net mortgage rate for the group 4 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2017, the pass-through rate for the Class 4-A-3 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 4 mortgage loans. The pass-through rate for the Class 4-A-3 Certificates for the first distribution date will be a per annum rate of approximately 5.72430%.

(27)
The pass-through rate for the Class 4-A-4 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2017 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2017, the pass-through rate for the Class 4-A-4 Certificates will be zero. The pass-through rate for the Class 4-A-4 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(28)
The pass-through rate for the Class 5-A-1 and Class 5-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 5 mortgage loans.  The pass-through rate for the Class 5-A-1 and Class 5-A-2 Certificates for the first distribution date will be a per annum rate of approximately 6.27574%.

(29)
The pass-through rate for the Class 5-A-3 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2010 will be a per annum rate equal to the weighted average net mortgage rate for the group 5 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2010, the pass-through rate for the Class 5-A-3 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 5 mortgage loans. The pass-through rate for the Class 5-A-3 Certificates for the first distribution date will be a per annum rate of approximately 5.77574%.

(30)
The pass-through rate for the Class 5-A-4 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2010 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2010, the pass-through rate for the Class 5-A-4 Certificates will be zero. The pass-through rate for the Class 5-A-4 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(31)
The pass-through rate for the Class 6-A-1 and Class 6-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 6 mortgage loans.  The pass-through rate for the Class 6-A-1 and Class 6-A-2 Certificates for the first distribution date will be a per annum rate of approximately 6.48677%.

(32)
The pass-through rate for the Class 6-A-3 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 6 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 6-A-3 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 6 mortgage loans. The pass-through rate for the Class 6-A-3 Certificates for the first distribution date will be a per annum rate of approximately 5.98677%.

(33)
The pass-through rate for the Class 6-A-4 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 6-A-4 Certificates will be zero. The pass-through rate for the Class 6-A-4 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(34)
The pass-through rate for the Class 6-A-5 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 6 mortgage loans minus 1.00000%.  Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 6-A-5 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 6 mortgage loans. The pass-through rate for the Class 6-A-5 Certificates for the first distribution date will be a per annum rate of approximately 5.48677%.

(35)
The pass-through rate for the Class 6-A-6 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to 1.00000%. Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 6-A-6 Certificates will be zero. The pass-through rate for the Class 6-A-6 Certificates for the first distribution date will be a per annum rate of approximately 1.00000%.

(36)
The pass-through rate for the Class 7-A-1 and Class 7-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 7 mortgage loans.  The pass-through rate for the Class 7-A-1 and Class 7-A-2 Certificates for the first distribution date will be a per annum rate of approximately 6.34008%.

(37)
The pass-through rate for the Class 7-A-3 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2014 will be a per annum rate equal to the weighted average net mortgage rate for the group 7 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2014, the pass-through rate for the Class 7-A-3 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 7 mortgage loans. The pass-through rate for the Class 7-A-3 Certificates for the first distribution date will be a per annum rate of approximately 5.84008%.

(38)
The pass-through rate for the Class 7-A-4 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2014 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2014, the pass-through rate for the Class 7-A-4 Certificates will be zero. The pass-through rate for the Class 7-A-4 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

(39)
The pass-through rate for the Class 8-A-1 and Class 8-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 8 mortgage loans.  The pass-through rate for the Class 8-A-1 and Class 8-A-2 Certificates for the first distribution date will be a per annum rate of approximately 6.55526%.

(40)
The pass-through rate for the Class 8-A-3 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2017 will be a per annum rate equal to the weighted average net mortgage rate for the group 8 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2017, the pass-through rate for the Class 8-A-3 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 8 mortgage loans. The pass-through rate for the Class 8-A-3 Certificates for the first distribution date will be a per annum rate of approximately 6.05526%.

(41)
The pass-through rate for the Class 8-A-4 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2017 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2017, the pass-through rate for the Class 8-A-4 Certificates will be zero. The pass-through rate for the Class 8-A-4 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(42)
The pass-through rate for each class of aggregate group I subordinated certificates for any distribution date will be a per annum rate equal to the sum of: (1) the weighted average net mortgage rate on the group 1 mortgage loans multiplied by the Subordinated Portion for loan group 1 for that distribution date, (2) the weighted average net mortgage rate on the group 2 mortgage loans multiplied by the Subordinated Portion for loan group 2 for that distribution date, (3) the weighted average net mortgage rate on the group 3 mortgage loans multiplied by the Subordinated Portion for loan group 3 for that distribution date, and (4) the weighted average net mortgage rate on the group 4 mortgage loans multiplied by the Subordinated Portion for loan group 4 for that distribution date; divided by the sum of the Subordinated Portions as of that distribution date.  The “Subordinated Portion” for any loan group of aggregate loan group I and any distribution date will be an amount equal to the excess, if any, of the aggregate stated principal balance of the mortgage loans in the related loan group as of the end of the prepayment period related to the immediately preceding distribution date, over the aggregate class principal balance of the senior certificates in the related senior certificate group immediately prior to such distribution date.  The pass-through rate for each class of aggregate group I subordinated certificates for the first distribution date will be a per annum rate of approximately 6.09425%.

(43)
The pass-through rate for each class of aggregate group II subordinated certificates for any distribution date will be a per annum rate equal to the sum of: (1) the weighted average net mortgage rate on the group 5 mortgage loans multiplied by the Subordinated Portion for loan group 5 for that distribution date, (2) the weighted average net mortgage rate on the group 6 mortgage loans multiplied by the Subordinated Portion for loan group 6 for that distribution date, (3) the weighted average net mortgage rate on the group 7 mortgage loans multiplied by the Subordinated Portion for loan group 7 for that distribution date and (4) the weighted average net mortgage rate on the group 8 mortgage loans multiplied by the Subordinated Portion for loan group 8 for that distribution date; divided by the sum of the Subordinated Portions as of that distribution date.  The “Subordinated Portion” for any loan group of aggregate loan group II and any distribution date will be an amount equal to the excess, if any, of the aggregate stated principal balance of the mortgage loans in the related loan group as of the end of the prepayment period related to the immediately preceding distribution date, over the aggregate class principal balance of the senior certificates in the related senior certificate group immediately prior to such distribution date.  The pass-through rate for each class of aggregate group II subordinated certificates for the first distribution date will be a per annum rate of approximately 6.46982%.

(44)
The Class P-1 and Class P-2 Certificates will receive all payments in respect of prepayment penalties on the mortgage loans in aggregate group I mortgage loans and aggregate group II mortgage loans, respectively, and are not entitled to receive any distributions of interest.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

This information should be read in conjunction with the Free Writing Prospectus dated June 12, 2007 (the “Free Writing Prospectus”)

Issuing Entity:

Morgan Stanley Mortgage Loan Trust 2007-14AR.

Depositor:

Morgan Stanley Capital I Inc. The offered certificates will be issued under the depositor’s registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:

Morgan Stanley Mortgage Capital Holdings LLC

Originators:

Morgan Stanley Mortgage Capital Holdings LLC, the Sponsor, is expected to be the originator for approximately [24.75%], [26.25%] [21.50%], [28.39%], [46.49%], [54.61%], [48.86%] and [86.13%] of the Mortgage Loans in Loan Group 1 (the “Group 1 Mortgage Loans”), Loan Group 2 (the “Group 2 Mortgage Loans”), Loan Group 3 (the “Group 3 Mortgage Loans”), Loan Group 4 (the “Group 4 Mortgage Loans”), Loan Group 5 (the “Group 5 Mortgage Loans”), Loan Group 6 (the “Group 6 Mortgage Loans”), Loan Group 7 (the “Group 7 Mortgage Loans”) and Loan Group 8 (the “Group 8 Mortgage Loans”)  respectively, by principal balance.

Morgan Stanley Credit Corporation is expected to be the originator for approximately [38.25%], [36.40%], [37.46%], [48.52%], [11.48%] and [21.47%] of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 6 and Loan Group 7 respectively, by principal balance.

Wells Fargo Bank is expected to be the originator for approximately [16.52%] and [12.22%] of the Mortgage Loans in Loan Group 1 and Loan Group 5 respectively.

American Home Mortgage Corp. is expected to be the originator for approximately [17.58%], [19.92%], [17.42%], [18.30%] and [21.11%] of the Mortgage Loans in Loan Group 2, Loan Group 3, Loan Group 5, Loan Group 6 and Loan Group 7 respectively.

National City Mortgage is expected to be the originator for approximately [14.56%] and [14.44%] of the Mortgage Loans in Loan Group 2 and Loan Group 4, respectively.

Fifth Third is expected to be the originator for approximately [11.60%] of the Mortgage Loans in Loan Group 3.

US Bank is expected to be the originator for approximately [11.16%] of the Mortgage Loans in Loan Group 5.

No other originator is expected to have originated more than 10% of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Mortgage Loans by principal balance.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Servicers:

Saxon Mortgage Services Inc is expected to be the servicer of approximately [36.81%], [44.98%], [42.85%], [37.05%], [68.75%], [77.59%], [70.33%], [94.01%] of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 respectively.  See Exhibit 3.

Morgan Stanley Credit Corporation is expected to be the servicer for approximately [38.25%], [36.40%], [37.46%], [48.52%], [11.48%] and [21.47%] of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 6 and Loan Group 7 respectively, by principal balance.

Wells Fargo Bank is expected to be the servicer for approximately [16.52%] and [12.22%] of the Mortgage Loans in Loan Group 1 and Loan Group 5 respectively.

National City Mortgage is expected to be the servicer for approximately [14.56%] and [14.44%] of the Mortgage Loans in Loan Group 2 and Loan Group 4, respectively.

Fifth Third is expected to be the servicer for approximately [11.60%] of the Mortgage Loans in Loan Group 3.

US Bank is expected to be the servicer for approximately [11.16%] of the Mortgage Loans in Loan Group 5.

No other originator is expected to have serviced more than 10% of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Mortgage Loans by principal balance.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Servicing Fee:

The Servicing Fee Rate for Group 1 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 1 Mortgage Loans is expected to be approximately 0.296% per annum.

The Servicing Fee Rate for Group 2 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 2 Mortgage Loans is expected to be approximately 0.310% per annum.

The Servicing Fee Rate for Group 3 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 3 Mortgage Loans is expected to be approximately 0.320% per annum.

The Servicing Fee Rate for Group 4 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 4 Mortgage Loans is expected to be approximately 0.296% per annum.

The Servicing Fee Rate for Group 5 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 5 Mortgage Loans is expected to be approximately 0.336% per annum.

The Servicing Fee Rate for Group 6 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 6 Mortgage Loans is expected to be approximately 0.351% per annum.

The Servicing Fee Rate for Group 7 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 7 Mortgage Loans is expected to be approximately 0.344% per annum.

The Servicing Fee Rate for Group 8 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 8 Mortgage Loans is expected to be approximately 0.370% per annum.

For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date.  From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians’ ongoing (safekeeping and loan file release only) fees.

Servicer Remittance Date:

Generally, the 18th of the month in which the Distribution Date occurs.

Master Servicer/ Securities Administrator:

Wells Fargo Bank, National Association.

Trustee:

LaSalle Bank, National Association.

Managers:

Morgan Stanley (solelead manager).

Rating Agencies:

Standard & Poor’s, Moodys Investors Service, Inc. and Fitch Ratings.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Offered Certificates:

The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5, Class 6-A-6, Class 7-A-1, Class 7-A-2, Class 7-A-3, Class 7-A-4, Class 8-A-1, Class 8-A-2, Class 8-A-3, Class 8-A-4, Class I-B and Class II-B Certificates.

Senior Certificate Group:

The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates, Group 5 Senior Certificates, Group 6 Senior Certificates, Group 7 Senior Certificates and Group 8 Senior Certificates.

Senior Certificates:

Collectively, the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates, Group 5 Senior Certificates, Group 6 Senior Certificates, Group 7 Senior Certificates and Group 8 Senior Certificates.

Group 1 Senior Certificates:

Any classes of Certificates resulting from the division of the Group 1 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 1 Senior Certificates may be exchanged for other Classes of Group 1 Senior Certificates to the extent described in the prospectus supplement.

Group 2 Senior Certificates:

Any classes of Certificates resulting from the division of the Group 2 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 2 Senior Certificates may be exchanged for other Classes of Group 2 Senior Certificates to the extent described in the prospectus supplement.

Group 3 Senior Certificates:

Any classes of Certificates resulting from the division of the Group 3 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 3 Senior Certificates may be exchanged for other Classes of Group 3 Senior Certificates to the extent described in the prospectus supplement.

Group 4 Senior Certificates:

Any classes of Certificates resulting from the division of the Group 4 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 4 Senior Certificates may be exchanged for other Classes of Group 4 Senior Certificates to the extent described in the prospectus supplement.

Group 5 Senior Certificates:

Any classes of Certificates resulting from the division of the Group 5 Senior Certificates and having a distribution priority over the Aggregate Group II Subordinate Certificates.  Portions of certain Classes of the Group 5 Senior Certificates may be exchanged for other Classes of Group 5 Senior Certificates to the extent described in the prospectus supplement.

Group 6 Senior Certificates:

Any classes of Certificates resulting from the division of the Group 6 Senior Certificates and having a distribution priority over the Aggregate Group II Subordinate Certificates.  Portions of certain Classes of the Group 6 Senior Certificates may be exchanged for other Classes of Group 6 Senior Certificates to the extent described in the prospectus supplement.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Group 7 Senior Certificates:

Any classes of Certificates resulting from the division of the Group 7 Senior Certificates and having a distribution priority over the Aggregate Group II Subordinate Certificates.  Portions of certain Classes of the Group 7 Senior Certificates may be exchanged for other Classes of Group 7 Senior Certificates to the extent described in the prospectus supplement.

Group 8 Senior Certificates:

Any classes of Certificates resulting from the division of the Group 8 Senior Certificates and having a distribution priority over the Aggregate Group II Subordinate Certificates.  Portions of certain Classes of the Group 8 Senior Certificates may be exchanged for other Classes of Group 8 Senior Certificates to the extent described in the prospectus supplement.

Class I-B Certificates:

The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, and Class I-B-6 Certificates.

Class II-B Certificates:

The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, and Class II-B-6 Certificates.

Aggregate Group I Subordinate Certificates:

The Class I-B Certificates.

Aggregate Group I Certificates:

The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates, and the Aggregate Group I Subordinate Certificates.  Such certificates may be referred to individually or collectively as certificates in “Aggregate Group I.”

Aggregate Group II Subordinate Certificates:

The Class II-B Certificates.

Aggregate Group II Certificates:

The Group 5 Senior Certificates, Group 6 Senior Certificates, Group 7 Senior Certificates and Group 8 Senior Certificates, and the Aggregate Group I Subordinate Certificates.  Such certificates may be referred to individually or collectively as certificates in “Aggregate Group II.”

Relationship between Loan Groups and Certificate Groups:

The certificates with a “1” prefix are sometimes referred to as the group 1 senior certificates and they correspond to the mortgage loans in loan group 1.  The certificates with a “2” prefix are sometimes referred to as the group 2 senior certificates and they correspond to the mortgage loans in loan group 2.  The certificates with a “3” prefix are sometimes referred to as the group 3 senior certificates and they correspond to the mortgage loans in loan group 3.  The certificates with a “4” prefix are sometimes referred to as the group 4 senior certificates and they correspond to the mortgage loans in loan group 4.  The certificates with a “5” prefix are sometimes referred to as the group 5 senior certificates and they correspond to the mortgage loans in loan group 5.  The certificates with a “6” prefix are sometimes referred to as the group 6 senior certificates and they correspond to the mortgage loans in loan group 6.  The certificates with a “7” prefix are sometimes referred to as the group 7 senior certificates and they correspond to the mortgage loans in loan group 7.  The certificates with a “8” prefix are sometimes referred to as the group 8 senior certificates and they correspond to the mortgage loans in loan group 8.  Aggregate Group I Subordinate Certificates relate to loan group 1, loan group 2, loan group 3, and loan group 4.  Aggregate Group II Subordinate Certificates relate to loan group 5, loan group 6, loan group 7, and loan group 8.

Expected Closing Date:

October 31, 2007 through DTC and, upon request only, through Euroclear or Clearstream.

Cut-off Date:

October 1, 2007.

Forms and Denomination:

The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an additional increment of $1,000.

CPR:

“CPR” represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.  See Exhibit 1.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Prepayment Assumption:

25% CPR.

Record Date:

For each class of certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs

Accrual Period:

The interest accrual period (the “Accrual Period”) for each class of certificates and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs.  Interest is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Dates:

The 25th of each month, or if such day is not a business day, on the next business day, beginning in November 2007.

Last Scheduled Distribution Date:

The Distribution Date occurring in [October 2037] for Aggregate Group I and [November 2037] for Aggregate Group II.

Clean-Up Call:

On any distribution date on or after the distribution date in the month in which the aggregate stated principal balance of the aggregate group I mortgage loans declines to 1% or less of the aggregate stated principal balance of the aggregate group I mortgage loans as of the cut-off date, the master servicer shall have the right, at its option, to purchase all of the aggregate group I mortgage loans and any related REO properties owned by the issuing entity and thereby effect the early retirement of the group 1 senior certificates, group 2 senior certificates, group 3 senior certificates, group 4 senior certificates and aggregate group I subordinated certificates.  On any distribution date on or after the distribution date in the month in which the aggregate stated principal balance of the aggregate group II mortgage loans declines to 1% or less of the aggregate stated principal balance of the aggregate group II mortgage loans as of the cut-off date, the master servicer shall have the right, at its option, to purchase all of the aggregate group II mortgage loans and any related REO properties owned by the issuing entity and thereby effect the early retirement of the group 5 senior certificates, group 6 senior certificates, group 7 senior certificates, group 8 senior certificates and aggregate group II subordinated certificates.

Aggregate Loan Groups:

Aggregate Loan Group I consists of mortgage loans from Group 1, Group 2, Group 3 and Group 4 (The “Aggregate Loan Group I Mortgage Loans”).

Aggregate Loan Group II consists of mortgage loans from Group 5, Group 6, Group 7 and Group 8.  Certificates relating to that Aggregate Loan Group are not offered hereby.

Group 1 Mortgage Loans:

As of the Cut-off Date, the Group 1 Mortgage Loans consist of 43 adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date will be approximately $26,261,858.

Group 2 Mortgage Loans:

As of the Cut-off Date, the Group 2 Mortgage Loans consist of 603 adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date will be approximately $372,478,822.

Group 3 Mortgage Loans:

As of the Cut-off Date, the Group 3 Mortgage Loans consist of 108 adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 3 Mortgage Loans as of the Cut-off Date will be approximately $74,213,235.

Group 4 Mortgage Loans:

As of the Cut-off Date, the Group 4 Mortgage Loans consist of 92 adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 4 Mortgage Loans as of the Cut-off Date will be approximately $71,448,981.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Group 5 Mortgage Loans:

As of the Cut-off Date, the Group 5 Mortgage Loans consist of 20 adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 5 Mortgage Loans as of the Cut-off Date will be approximately $11,007,073.

Group 6 Mortgage Loans:

As of the Cut-off Date, the Group 6 Mortgage Loans consist of 566 adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 6 Mortgage Loans as of the Cut-off Date will be approximately $282,266,631.

Group 7 Mortgage Loans:

As of the Cut-off Date, the Group 7 Mortgage Loans consist of 52 adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 7 Mortgage Loans as of the Cut-off Date will be approximately $42,508,091.

Group 8 Mortgage Loans:

As of the Cut-off Date, the Group 4 Mortgage Loans consist of 52 adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 4 Mortgage Loans as of the Cut-off Date will be approximately $33,529,300.

Substitution Adjustment Amount:

The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted.  The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:

A “Realized Loss” for a Liquidated Mortgage Loan is the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property:

Real estate owned by the issuing entity.

Depositor’s Option to Purchase Breached Mortgage Loans:

The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

Breached Mortgage Loan:

A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:

Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Delinquency:

As calculated using the MBA methodology, as of the Cut-off Date, none of the Mortgage Loans were more than 30 days’ delinquent.  The Servicer of certain of these Mortgage Loans has changed at least one time since they were originated.  A servicing transfer in some cases may have contributed to the delinquency of the mortgage loan.  The records of a given servicer may indicate that payments on mortgage loans on which servicing transferred may indicate that those mortgage loans were delinquent even though the related mortgagor made the scheduled monthly payment. In addition, servicers may have incompatible servicing platforms which may also contribute to the incorrect reporting of delinquencies on mortgage loans. Determining the correct information would require a review of underlying servicer records that is not readily available to the Depositor and would require unreasonable effort or expense for the Depositor to obtain. Based on the information available to the Depositor, it is estimated that approximately 4.81% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, have been 30 or more days delinquent since they were originated, and approximately 0.26% of the Mortgage Loans, by Cut-off Date Pool Principal Balance, have been 60 or more days delinquent since they were originated.  None of the Mortgage Loans have been 90 or more days delinquent since they were originated..  See Exhibit 1.

Class Principal Balance:

The “Class Principal Balance” of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) on the Mortgage Loans in the related Loan Group allocated to the Class.

Due Date:

“Due Date” means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:

“Prepayment Period” generally means for any Mortgage Loan (other than the Mortgage Loans serviced by Saxon Mortgage Services Inc.) and any Distribution Date, the calendar month preceding that Distribution Date.  “Prepayment Period” generally means for any Mortgage Loan serviced by Saxon Mortgage Services Inc. and any Distribution Date, the period beginning on the 16th day of the preceding month (or, if the immediately preceding prepayment period ended on a later day, that later day) immediately preceding the month in which such Distribution Date occurs and ending on the 15th day of the calendar month in which such Distribution Date occurs.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Principal Amount:

The “Principal Amount” for any Distribution Date and each Loan Group will equal the sum of:

1. all monthly payments of principal due on each Mortgage Loan (other than a liquidated mortgage loan) in the related Loan Group on the related Due Date,

2. the principal portion of the purchase price of each Mortgage Loan in the related Loan Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related
Originator pursuant to the related underlying mortgage loan purchase agreement as of the
Distribution Date,

3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related Loan Group received with respect to the Distribution Date,

4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage
Loans  in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

5. with respect to each Mortgage Loan  in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

6. all partial and full principal prepayments by borrowers on the Mortgage Loans in the related Loan Group received during the related Prepayment Period, and

7. any subsequent recoveries (as further described in the Free Writing Prospectus under “Servicing of the Mortgage Loan – Subsequent Recoveries”) on the Mortgage Loans in the related Loan Group received during the calendar month preceding the month of the Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Senior Principal Distribution Amount:

The “Senior Principal Distribution Amount” for any Distribution Date and Loan Group will equal the sum of

•	the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Loan Group and that Distribution Date,

•	for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

•
either (i) the related Senior Prepayment Percentage of the amount of the liquidation proceeds described in clause 5. of the Principal Amount of that Loan Group and Distribution Date allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

•	the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that Distribution Date; and,

•	any transfer payments received for that Loan Group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Transfer Payments

The Aggregate Group I Certificates—Transfer Payments due to disproportionate Realized Losses in one Loan Group in Aggregate Loan Group I. If on any Distribution Date the aggregate Class Principal Balance of the Senior Certificates related to a Loan Group of Aggregate Group I Mortgage Loans immediately prior to such Distribution Date (but after giving effect to the allocation of any Excess Losses on the related Mortgage Loans with respect to such Distribution Date) is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group on the Due Date in the month preceding the month of such Distribution Date (the “Undercollateralized Group”), then the following will occur:

•
the Available Funds in each other Loan Group of Aggregate Group I Mortgage Loans that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the Senior Certificates of the Overcollateralized Groups in Aggregate Group I, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the respective pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of such Undercollateralized Group; and

•
the portion of the Available Funds on the Mortgage Loans in the Overcollateralized Group of Aggregate Group I Mortgage Loans, after distributions of interest in the immediately preceding clause and distributions of principal to the Senior Certificates related to that Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Senior Certificate Group of Aggregate Group I Senior Certificates that is the Undercollateralized Group until the Class Principal Balance of the Senior Certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group of Aggregate Group I Mortgage Loans.

Consequently, the Aggregate Group I Subordinated Certificates will not receive any distributions of principal until no Undercollateralized Group in Aggregate Loan Group I is undercollateralized. If more than one Loan Group of Aggregate Group I Mortgage Loans on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments shall be allocated among such Aggregate Group I Loan Groups, pro rata, on the basis of the amount of the excess of the aggregate Class Principal Balance of the related Senior Certificates calculated as described above. If more than one Loan Group of Aggregate Group I Mortgage Loans on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments shall be allocated among such Loan Groups of Aggregate Group I Mortgage Loans, pro rata, on the basis of the Class Principal Balance of the related Senior Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

The Aggregate Group II Certificates—Transfer Payments due to disproportionate Realized Losses in one Loan Group in Aggregate Loan Group II. If on any Distribution Date a Senior Certificate Group of Aggregate Group II Certificates is related to an Undercollateralized Group, then the following will occur:

•
the Available Funds in each Overcollateralized Group of Aggregate Group II Mortgage Loans will be reduced, after distributions of interest to the Senior Certificates of the Overcollateralized Groups in Aggregate Group II, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the respective pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of such Undercollateralized Group; and

•
the portion of the Available Funds on the Mortgage Loans in the Overcollateralized Group of Aggregate Group II Mortgage Loans, after distributions of interest in the immediately preceding clause and distributions of principal to the Senior Certificates related to that Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Senior Certificate Group of Aggregate Group II Senior Certificates that is the Undercollateralized Group until the Class Principal Balance of the Senior Certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group of Aggregate Group II Mortgage Loans.

Consequently, the Aggregate Group II Subordinated Certificates will not receive any distributions of principal until no Undercollateralized Group in Aggregate Loan Group II is undercollateralized. If more than one Loan Group of Aggregate Group II Mortgage Loans on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments shall be allocated among such Aggregate Group II Loan Groups, pro rata, on the basis of the amount of the excess of the aggregate Class Principal Balance of the related Senior Certificates calculated as described above. If more than one Loan Group of Aggregate Group II Mortgage Loans on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments shall be allocated among such Loan Groups of Aggregate Group II Mortgage Loans, pro rata, on the basis of the Class Principal Balance of the related Senior Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Transfer Payments due to disproportionate principal payments in one Loan Group in an Aggregate Loan Group. On each Distribution Date after its Senior Termination Date but prior to the earlier of the related Senior Credit Support Depletion Date and the third Senior Termination Date for the Senior Certificate Groups related to an Aggregate Loan Group, all principal on the Mortgage Loans in a Loan Group will be paid on a pro rata basis, based on Class Principal Balance, to the Senior Certificates then outstanding relating to the other Loan Groups in that Aggregate Loan Group. However, principal will not be distributed as described above if on that Distribution Date (a) the related Aggregate Subordinated Percentage (as defined in this prospectus supplement) for that Distribution Date is greater than or equal to 200% of the related Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans in the related Aggregate Loan Group delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Subordinated Certificates in that Aggregate Certificate Group, is less than 50%. If principal from one Loan Group in an Aggregate Loan Group is distributed to the Senior Certificates of another Senior Certificate Group in the related Aggregate Certificate Group according to this paragraph, the Subordinated Certificates in that related Aggregate Certificate Group will not receive that principal amount on that Distribution Date.

General.  On each Distribution Date, the “Transfer Payment” for an Undercollateralized Group of Mortgage Loans in an Aggregate Loan Group will equal the excess, if any, of the Class Principal Balance of the Senior Certificates in the related Senior Certificate Group immediately prior to such Distribution Date related to such Undercollateralized Group of Mortgage Loans over the aggregate Stated Principal Balance of the Mortgage Loans in such related Loan Group on the Due Date in the month preceding the month of such Distribution Date. The Transfer Payment received by the related Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by the related Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions of Transfer Payments Received to the Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Senior Percentage:

The “Senior Percentage” for any Senior Certificate Group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates (other than the Notional Amount Certificates) of such Senior Certificate Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to such prior Due Date); provided, however, that on any Distribution Date after the third related Senior Termination Date, with respect to the Aggregate Group I Certificates, or after the third related Senior Termination Date, with respect to the Aggregate Group II Certificates, the Senior Percentage of the remaining Senior Certificate Group in an Aggregate Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of each class of Senior Certificates (other than the Notional Amount Certificates) of such remaining Senior Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of Certificates (other than the Notional Amount Certificates) in the related Aggregate Certificate Group immediately prior to such Distribution Date.

For any Distribution Date on and prior to the third related Senior Termination Date, in the case of the Aggregate Group I Certificates, and on and prior to the third related Senior Termination Date, in the case of the Aggregate Group II Certificates,  the “Subordinated Percentage” for the portion of the Subordinated Certificates in each Aggregate Certificate Group relating to a Loan Group in the related Aggregate Loan Group will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Loan Group on such Distribution Date.  After the third related Senior Termination Date, in the case of the Aggregate Group I Certificates, and after the third related Senior Termination Date, in the case of the Aggregate Group II Certificates, the Subordinated Percentage will represent the entire interest of the related Subordinated Certificates in an Aggregate Certificate Group in all of the Mortgage Loans in the related Aggregate Loan Group and will be calculated as the difference between 100% and the related Senior Percentage for such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Senior Prepayment Percentage:

The “Senior Prepayment Percentage” of a Senior Certificate Group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Notional Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the interest in the Mortgage Loans in that Loan Group evidenced by the Subordinated Certificates in that Aggregate Certificate Group. Increasing the respective interest of the Subordinated Certificates in an Aggregate Certificate Group relative to that of the Senior Certificates in that Aggregate Certificate Group is intended to preserve the availability of the subordination provided by the Subordinated Certificates in the related Aggregate Certificate Group.

The Senior Prepayment Percentage of each Senior Certificate Group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage of a Senior Certificate Group exceeds the initial Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

•         first Distribution Date, 30% of the aggregate Class Principal Balance of the Subordinated Certificates in the related Aggregate Certificate Group as of the Closing Date (with respect to the Subordinated Certificates in each Aggregate Certificate Group, the related “Original Subordinate Principal Balance”),

•         commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the related Original Subordinate Principal Balance,

•         commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the related Original Subordinate Principal Balance,

•         commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the related Original Subordinate Principal Balance, and

•         commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the related Original Subordinate Principal Balance.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Notwithstanding the preceding two paragraphs, if (x) on or before the Distribution Date in October 2010, the Aggregate Subordinated Percentage related to an Aggregate Loan Group is at least 200% of the Aggregate Subordinated Percentage for that Aggregate Loan Group as of the Closing Date, the delinquency test set forth above with respect to the Mortgage Loans in that Aggregate Loan Group is satisfied and cumulative Realized Losses on the Mortgage Loans in that Aggregate Loan Group do not exceed 20% of the related Original Subordinate Principal Balance, the Senior Prepayment Percentage for each Loan Group in that Aggregate Loan Group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in October 2010, the Aggregate Subordinated Percentage related to an Aggregate Loan Group is at least 200% of the Aggregate Subordinated Percentage for that Aggregate Loan Group as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans in that Aggregate Loan Group do not exceed 30% of the related Original Subordinate Principal Balance (the “Two Times Test”), the Senior Prepayment Percentage for each Loan Group Mortgage Loans in that Aggregate Loan Group will equal the related Senior Percentage. Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage of Senior Certificate Group in the related Aggregate Certificate Group exceeds the initial Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group in that Aggregate Loan Group for such Distribution Date will once again equal 100%.  If on any Distribution Date the allocation to the Class or Classes of Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of the Class or Classes below zero, the distribution to the Class or Classes of Certificates of the related Senior Percentage and/or Senior Prepayment Percentage, as applicable, of the related principal amounts for the Distribution Date will be limited to the amount necessary to reduce the related Class Principal Balance(s) to zero.

Senior Termination Date:

The “Senior Termination Date” for a Senior Certificate Group is the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates of such Senior Certificate Group is reduced to zero.

Credit Enhancement:

Credit enhancement will be provided by:
•	The subordination of one or more classes of the securities of the related Aggregate Certificate Group
•
The preferential allocation of some or all of the prepayments on the Aggregate Loan Group I Mortgage Loans to the Aggregate Group I Senior Certificates in order to increase the level of subordination in the trust related to the Aggregate Group I Senior Certificates.

Net Mortgage Rate:

The “Net Mortgage Rate” with respect to any Mortgage Loan is the related Mortgage Rate minus the related Servicing Fee Rate and lender paid mortgage insurance, if any.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Allocation of Realized Losses:

Allocation of Realized Losses to the Aggregate Group I Certificates.  On each Distribution Date, after the allocation of principal, the amount of any Realized Loss with respect to any Loan Group of Aggregate Group I Mortgage Loans, other than any Excess Loss, will be allocated first to the Aggregate Group I Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Aggregate Group I Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Senior Certificate Group, pro rata, based upon their respective Class Principal Balances except that:

1.
any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until its Class Principal Balance is reduced to zero,

2.
any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-5 Certificates will instead be allocated to the Class 2-A-2 Certificates, until its Class Principal Balance is reduced to zero,

3.
any Realized Losses on the Group 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until its Class Principal Balance is reduced to zero,

4.
any Realized Losses on the Group 4 Mortgage Loans that would otherwise be allocated to the Class 4-A-1 Certificates will instead be allocated to the Class 4-A-2 Certificates, until its Class Principal Balance is reduced to zero,

On each Distribution Date, after the allocation of principal, Excess Losses on the Mortgage Loans in a Loan Group of Aggregate Group I Mortgage Loans will be allocated pro rata among the Senior Certificates of the related Senior Certificate Group and the Aggregate Group I Subordinated Certificates as follows: (i) in the case of the Senior Certificates, the Senior Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution Date and (ii) in the case of the Aggregate Group I Subordinated Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group I Subordinated Certificates pro rata based on each Class’ share of the Subordinated Portion for the related Loan Group.  Each Class of Aggregate Group I Subordinated Certificates share of the Subordinated Portion for a Loan Group will be based on the Class Principal Balance of each Class of Aggregate Group I Subordinated Certificates; provided, however, on any Distribution Date after the third related Senior Termination Date, such Excess Losses on the Mortgage Loans in the related Loan Group will be allocated to the Senior Certificates and the Aggregate Group I Subordinated Certificates based upon their respective Class Principal Balances immediately prior to such Distribution Date; provided further, however, on any Distribution Date on and after the related Senior Credit Support Depletion Date, any Excess Loss on an Aggregate Group I Mortgage Loan will be allocated pro rata among the Senior Certificates in the related Senior Certificate Group based on their respective Class Principal Balances immediately prior to such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Allocation of Realized Losses to the Aggregate Group II Certificates.  On each Distribution Date, after the allocation of principal, the amount of any Realized Loss with respect to any Loan Group of Aggregate Group II Mortgage Loans, other than any Excess Loss, will be allocated first to the Aggregate Group II Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Aggregate Group II Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Senior Certificate Group, pro rata, based upon their respective Class Principal Balances except that:

1.
any Realized Losses on the Group 5 Mortgage Loans that would otherwise be allocated to the Class 5-A-1 Certificates will instead be allocated to the Class 5-A-2 Certificates, until its Class Principal Balance is reduced to zero.

2.
any Realized Losses on the Group 6 Mortgage Loans that would otherwise be allocated to the Class 6-A-1 Certificates will instead be allocated to the Class 6-A-2 Certificates, until its Class Principal Balance is reduced to zero.

3.
any Realized Losses on the Group 7 Mortgage Loans that would otherwise be allocated to the Class 7-A-1 Certificates will instead be allocated to the Class 7-A-2 Certificates, until its Class Principal Balance is are reduced to zero.

4.
any Realized Losses on the Group 8 Mortgage Loans that would otherwise be allocated to the Class 8-A-1 Certificates will instead be allocated to the Class 8-A-2 Certificates, until its Class Principal Balance is are reduced to zero.

On each Distribution Date, after the allocation of principal, Excess Losses on the Mortgage Loans in a Loan Group of Aggregate Group II Mortgage Loans will be allocated pro rata among the Senior Certificates of the related Senior Certificate Group and the Aggregate Group II Subordinated Certificates as follows: (II) in the case of the Senior Certificates, the Senior Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution Date and (ii) in the case of the Aggregate Group II Subordinated Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group II Subordinated Certificates pro rata based on each Class’ share of the Subordinated Portion for the related Loan Group.  Each Class of Aggregate Group II Subordinated Certificates share of the Subordinated Portion for a Loan Group will be based on the Class Principal Balance of each Class of Aggregate Group II Subordinated Certificates; provided, however, on any Distribution Date after the third related Senior Termination Date, such Excess Losses on the Mortgage Loans in the related Loan Group will be allocated to the Senior Certificates and the Aggregate Group II Subordinated Certificates based upon their respective Class Principal Balances immediately prior to such Distribution Date; provided further, however, on any Distribution Date on and after the related Senior Credit Support Depletion Date, any Excess Loss on an Aggregate Group II Mortgage Loan will be allocated pro rata among the Senior Certificates in the related Senior Certificate Group based on their respective Class Principal Balances immediately prior to such Distribution Date.

Excess Loss:

“Excess Losses” are special hazard, fraud or bankruptcy losses that exceed levels specified by the Rating Agencies based on their analysis of the Mortgage Loans.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Senior Credit Support Depletion Date:

The “Senior Credit Support Depletion Date” with respect to the Aggregate Group I Senior Certificates is the date on which the aggregate Class Principal Balance of the Aggregate Group I Subordinated Certificates has been reduced to zero and with respect to the Aggregate Group II Senior Certificates is the date on which the aggregate Class Principal Balance of the Aggregate Group II Subordinated Certificates has been reduced to zero.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Certificate Priority of Distributions:

The Group 1 Senior Certificates

•      with respect to Loan Group 1, sequentially, in the following order of priority:

1.           to the Class A-R Certificates, until its Class Principal Balance is reduced to zero; and
2.           concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.
The Group 2 Senior Certificates

•      with respect to Loan Group 2, concurrently, to the Class 2-A-2 and Class 2-A-5 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

The Group 3 Senior Certificates

•      with respect to Loan Group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

The Group 4 Senior Certificates

•      with respect to Loan Group 4, concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

The Group 5 Senior Certificates

•      with respect to Loan Group 5, concurrently, to the Class 5-A-1 and 5-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

The Group 6 Senior Certificates

•      with respect to Loan Group 6, concurrently, to the Class 6-A-1 and 6-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

The Group 7 Senior Certificates

•      with respect to Loan Group 7, concurrently, to the Class 7-A-1 and 7-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

The Group 8 Senior Certificates

•      with respect to Loan Group 8, concurrently, to the Class 8-A-1 and 8-A-2 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

Trust Tax Status:

One or more REMICs.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

ERISA Eligibility:

Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:

It is anticipated that the Offered Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement and Prospectus:

This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

Risk Factors:

PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY MORTGAGE LOAN TRUST 2007-14AR TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Additional Risk Factors:

In addition to the Section in the Free Writing Prospectus entitled “Risk Factors” please consider the following:

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates

Recently, the residential mortgage market in the United States, particularly with respect to subprime mortgage loans and second lien mortgage loans, has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of  your certificates.  On an individual borrower level, there has been an increase in the level of delinquencies and foreclosures on mortgage loans generally, particularly if the borrowers have mortgage loans with mortgage interest rates or monthly payments that are subject to adjustment.

In recent months the value of mortgaged properties in many states have declined or remained stable, after extended periods of appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly mortgage loans with adjustable mortgage rates, interest only periods or that allowed for flexible payments.  In particular, this decline in housing prices may prevent borrowers who are having trouble making mortgage loan payments from refinancing their mortgage loans.

Since the beginning of 2007 a number of mortgage loan originators and servicers, some of which are fairly prominent, have experienced serious financial difficulties and, in some cases, filed for bankruptcy protection.

We cannot predict whether the increases in delinquencies and losses will continue to spread or whether they will affect the mortgage loans owned by the issuing entity.  A continuation of these trends may have an adverse affect on the ratings of mortgage backed securities generally, including the certificates.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Limited Liquidity May Adversely Affect Market Value of Certificates

The secondary mortgage markets are currently experiencing considerable disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities.  As a result, the secondary market for mortgage-backed securities is experiencing limited liquidity.  Limited liquidity in the secondary market may continue to have an adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors.  These conditions may continue or worsen in the future.

In addition, you should consider the impact that the  factors  discussed  above  under  “Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates”  may have on the liquidity of your certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Static Pool Information:

Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Prime_AltA.html.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

In addition, information concerning the performance of the Mortgage Loans originated and serviced by MSCC in the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/MSCC.html.  On this website, you can view delinquency, cumulative loss, and prepayment information by vintage year for these Mortgage Loans for the past two years or if originated less than two years ago, since origination.  In addition, the performance information relating to the Mortgage Loans described above may have been influenced by factors beyond MSCC’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loans securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

EXHIBIT 1

The mortgage rate (the “Mortgage Rate”) of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Group 1 Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an “Adjustment Date”), to equal the sum of, rounded to the nearest 0.125% of (1):

 • if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “Six-Month LIBOR Index”); or

• if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “One-Year LIBOR Index”); or

 • if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the “One-Year CMT Index”, and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a “Mortgage Index”),

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “FICO Scores” tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this preliminary termsheet with respect to the Mortgage Loans assumes a constant prepayment rate (“CPR”), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan’s next due date (generally the last day of the month which the payment was due). Using the example above, a loan with a due date of 8/1/02, with no payment received by the close of business on 8/31/02, would have been reported as delinquent on the September statement to certificateholders. Foreclosure and REOs are treated identically under both methods.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

EXHIBIT 2
Morgan Stanley Credit Corporation

Underwriting Standards – Morgan Stanley Credit Corporation

General.  Morgan Stanley Credit Corporation (“MSCC”) is an indirect wholly-owned subsidiary of Morgan Stanley.  MSCC is a retail residential mortgage lender that originates and services loans for borrowers who are clients of Morgan Stanley.  Clients are introduced to MSCC typically through Morgan Stanley brokerage account relationships, and through Discover® Card cardmember relationships.  MSCC utilizes each of these companies’ sales forces to reinforce brand identity and customer relationships, in addition to marketing to these consumers directly through the mail, and via inserts in existing account statements.

MSCC is structured to operate nationally on a remote basis.  Clients are provided toll-free telephone number access to loan officers who will discuss alternative products to meet specific needs.  Loan officers take mortgage loan applications, and lead customers through the entire mortgage loan origination process.  MSCC’s loan origination, servicing, and collection systems are integrated providing a flexible, user-friendly technology foundation and enhanced customer service.  In order to provide convenient customer service for all U.S. properties, MSCC maintains corporate licensing/authorization to conduct business in all 50 states.  All MSCC loans are serviced and supported by MSCC’s servicing center located in Sioux Falls, South Dakota.

Origination.  MSCC’s origination guidelines for mortgage loans use a combination of automated and judgmental underwriting criteria to evaluate credit risk, and this risk assessment may affect documentation requirements.  MSCC’s underwriting guidelines are primarily intended to evaluate the prospective borrower’s credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral.  A prospective borrower applying for a mortgage loan is required to submit an application in writing or via telephone, which elicits pertinent information about the prospective borrower including, the prospective borrower’s financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired.  MSCC employs underwriters to scrutinize the prospective borrower’s credit profile.  If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower’s employer or through analysis of copies of borrower’s federal withholding (IRS W-2) forms and/or current payroll earnings statements.  With respect to every prospective borrower, a credit report summarizing the prospective borrower’s credit history is obtained.   In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

A potential borrower’s ability to make the proposed loan payments is measured by the applicant’s income, credit, residence stability and assets.  One test to determine this ability is the debt-to-income ratio, which is the borrower’s total monthly debt service divided by total monthly gross income.  MSCC typically allows for a debt-to-income ratio of 55%.  Debt-to-income exceptions must be approved by the appropriate level underwriter, and supported by compensating factors.

The adequacy of the mortgaged property as security for the proposed mortgage loan will generally be determined by an appraisal or automated property valuation acceptable to MSCC.  Appraisals are conducted by independent appraisers acceptable to MSCC.  The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Appraisals over 180 days old will not be sufficient if conducted by an independent appraiser engaged by the potential borrower.  If the proposed loan amount exceeds (x) $1,000,000, for mortgage loans originated before September 1, 2006 or (y) $1,500,000, for mortgage loans originated on or after September 1, 2006, a second appraisal will be required.

Exceptions to these policies are typically made when other compensating factors are present, such as high net worth.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Servicing-Morgan Stanley Credit Corporation

General.  The Servicer will be responsible for servicing the mortgage loans in a manner consistent with the terms of the Servicing Agreement and in a manner which shall be normal and usual in its general servicing activities.  The principal executive offices of the Servicer are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and the principal servicing center is located in Sioux Falls, South Dakota.  The Servicer is an approved mortgage loan servicer for Fannie Mae and is licensed to service mortgage loans in each state where a license is required. The Servicer is an indirect wholly-owned subsidiary of Morgan Stanley.

Loan Servicing.  The Servicer has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;

(c)	holding escrow (impound) funds for payment of taxes and insurance, if applicable;

(d)	making inspections as required of the mortgaged properties;

(e)	preparation of tax related information in connection with the mortgage loans;

(f)	supervision of delinquent mortgage loans;

(g)	loss mitigation efforts;

(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements are mailed monthly by MSCC.  For the mortgage loans with adjustable loan rates, notice of changes in the applicable loan rate are provided by MSCC to the mortgagor.  To the extent permitted by the applicable Servicing Agreement, MSCC executes assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge or any other agreement contemplated by such servicing agreement.

MSCC is authorized to engage in a wide variety of loss mitigation practices with respect to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements and capitalization of arrearages; provided, in any case, that MSCC determines that such action is generally consistent with the MSCC’s policies with respect to similar loans; and provided, further, that certain of such modifications (including reductions in the loan rate, partial forgiveness or a maturity extension) may only be taken if the mortgage loan is in default or if default is reasonably foreseeable.  With respect to mortgage loans that come into and continue in default, MSCC may take a variety of actions including foreclosure upon the related mortgaged property, writing off the balance of the mortgage loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, arranging for a repayment plan, modifications as described above or taking an unsecured note.

Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer’s business judgment, changes in the Servicer’s portfolio of real estate secured mortgage loans that it services for its clients, applicable laws and regulations and other considerations.

Delinquency and Loss Experience.  The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on mortgage loans that were originated or acquired by MSCC and were being serviced by MSCC on November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 30, 2006.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Delinquency Experience of the MSCC Portfolio of Mortgage Loans

	Nov. 30, 2002	Nov. 30, 2002	Nov. 30, 2003	Nov. 30, 2003	Nov. 30, 2004	Nov. 30, 2004	Nov. 30, 2005	Nov. 30, 2005	Nov. 30, 2006	Nov. 30, 2006
	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans
Loan Portfolio	$4,944,219,000	19,354	$7,468,471,000	27,540	$8,791,708,000	31,013	$7,737,515,000	27,834	$7,268,827,000	26,502
Period of Delinquency(1) 30 through 59 days	3,038,000	18	2,599,000	14	2,296,000	15	4,865,000	20	7,011,000	17
60 through 89 day	1,203,000	10	1,965,000	9	1,287,000	4	3,453,000	13	2,397,000	8
90 days or more	2,673,000	12	5,275,000	22	4,825,000	22	5,439,000	18	10,495,000	23

Total Delinquent	$6,914,000	40	$9,839,000	45	$8,408,000	41	$13,757,000	51	$19,903,000	48
Percent of Loan Portfolio	0.14%	0.21%	0.13%	0.16%	0.10%	0.13%	0.18%	0.18%	0.27%	0.18%
____________________

(1)	Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.

The following table sets forth certain information concerning loan loss experience of MSCC for the years ended November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 2006 with respect to the mortgage loans referred to above.

Loan Loss Experience of the MSCC Portfolio of Mortgage Loans

Losses	November 30, 2002	November 30, 2003	November 30, 2004	November 30, 2005	November 30, 2005
Average portfolio balance(1)	$3,761,663,000	$6,276,264,000	$8,198,057,000	$8,351,121,000	$7,474,781,000
Net losses(2)	$206,000	$262,000	$388,000	$262,000	$104,000
Net losses as a percentage of
average portfolio balance	0.01%	0.00%	0.00%	0.00%	0.00%
________________

(1)	Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods.
(2)	Net losses are stated after giving effect to the recovery of liquidation proceeds.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

EXHIBIT 3

Saxon Mortgage Services, Inc.

The Sponsor has contracted with Saxon to service certain of the Mortgage Loans owned by the Issuing Entity with respect to which the Sponsor owns the servicing rights (the “Sponsor Servicing Rights Mortgage Loans).  Saxon did not originate any of the Sponsor Servicing Rights Mortgage Loans.  The Sponsor has the right to terminate Saxon as servicer of the Sponsor Servicing Rights Mortgage Loans at any time, without cause, and sell the servicing rights to a third party as described in “Servicing of the Mortgage Loans –Seller’s Retention of Servicing Rights” in this prospectus supplement.

History.  One of the servicers, Saxon, a Texas corporation, is an indirect subsidiary of Saxon Capital, Inc., which itself is a direct subsidiary of MSMCH.  As a result, Saxon is an affiliate of the sponsor, the depositor, MSCC and Morgan Stanley & Co. Incorporated (the underwriter).  Saxon began its mortgage loan servicing operations in 1960 under the name Cram Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage Services, Inc., and changed its name Saxon Mortgage Services Inc. in April 2002.  Saxon services mortgage loans for its affiliates as well as other non affiliated lenders and investors.

Experience and Procedures.  In 2001, Saxon began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates.  Currently a substantial majority of the loans in Saxon’s servicing portfolio are serviced for third parties.  Of the over 85 securitizations Saxon services, 27 were issued by an affiliate of Saxon and the rest were issued by third party issuers.  At this time, substantially all of Saxon’s servicing portfolio consists of sub prime mortgage loans, comprised of fixed rate and adjustable rate, first  and second lien conventional mortgage loans.  Saxon’s servicing platform, MortgageServ, is able to service virtually any type of mortgage loan product.  Saxon has serviced interest only products for two years, in 2005 started servicing mortgage loans with amortization periods of up to forty years, and in 2006 started servicing mortgage loans with amortization periods of up to fifty years.

Saxon services all mortgage loans according to its life of loan credit risk management strategy which was developed substantially for the servicing of sub prime mortgage loans. The risk of delinquency and loss associated with sub prime mortgage loans requires active communication with borrowers. Beginning with an introductory call made as soon as the loans are activated on Saxon’s servicing system, Saxon attempts to establish a consistent payment relationship with the borrower. In addition, Saxon’s call center uses a predictive dialer to create calling campaigns for delinquent loans based upon the borrower’s historical payment patterns and the borrower’s risk profile.  Saxon’s representatives have technology available to enhance service and delinquency management.  Contact with borrowers is tailored to reflect the borrower’s payment habit, loan risk profile, and loan status. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. Saxon’s website provides borrowers with access to account information and online payment alternatives.  Mortgage loan documents and financial guides offering alternatives to foreclosure are available on the website.  Saxon Call Center representatives are blended agents with customer focused collections skill sets.

Saxon’s goal is to provide the most efficient and economical solutions.  Outsourcing of appropriate servicing functions has allowed Saxon to maintain a high quality of performance at reduced costs while allowing Saxon to focus its expertise on managing the outsourced service providers.  In the past, Saxon has successfully outsourced areas including tax, insurance, foreclosure and bankruptcy processing and tracking. In 2004, Saxon outsourced the document management area, resulting in faster imaging of mortgage loan documents with lower document exception rates.

Between the 35th and 48th day of delinquency, the borrower receives a demand notice depending on the risk and the early indicator score of the mortgage loan.  If required by applicable law, 30 days or more is allowed to cure the default before the account is referred to foreclosure.   The Call Center continues active collection campaigns and may offer the borrower relief through an informal repayment arrangement designed to resolve the delinquency in ninety days or less.

Accounts moving from 30 days delinquent to 60 or more days delinquent are transferred to the Loss Mitigation Department, which is supported by the predictive dialer, as well as the MortgageServ system. The Loss Mitigation Department continues to actively attempt to resolve the delinquency while Saxon’s Foreclosure Department refers the file to local counsel to begin the foreclosure process.

The MortgageServ system is Saxon’s core servicing platform. It provides all the mortgage loan level detail and interacts with all of Saxon’s supplemental applications such as the dialer, pay by phone and website.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through an outsourcing relationship that uploads data into the MortgageServ system. The MortgageServ system schedules key dates throughout the foreclosure process, enhancing the outsourcer’s ability to monitor and manage foreclosure counsel. Properties acquired through foreclosure are transferred to the REO Department to manage eviction and marketing of the properties.

Once REO properties are vacant, they are listed with one of three national asset management firms that develop a marketing strategy designed to ensure the highest net recovery upon liquidation. The REO Department monitors these asset managers. Property listings are reviewed monthly to ensure the properties are properly maintained and actively marketed.

Saxon services nine securitizations for which servicer events of default have occurred.  Eight were triggered by delinquency levels, and one was triggered by the cumulative loss level.  Each of these securitizations was issued in or prior to 2001.  Saxon has never been removed as servicer and has not failed to comply with servicing criteria in any servicing agreements.  In addition to the nine securitizations above, Saxon services another three securitizations issued before 2001, two of which have more than one servicer, in which performance triggers have occurred due to delinquency levels.  Typically, this results in a re-direction of bond principal payments to the most senior classes.  Saxon has not failed to make required advances with respect to any securitizations for which it is servicer.

Saxon’s assessment of compliance with applicable servicing criteria discloses that it was not in compliance with Items 1122(d)(4)(i) and 1122(d)(1)(ii) of Regulation AB due to the failure to send certain lien releases to consumers or to the recording jurisdiction, as appropriate, within the timeframes required by Saxon’s guidelines or due to an error in Saxon’s guidelines regarding the required means of delivery of lien releases.  The assessment of compliance indicates that delays in timeliness were caused by the failure of Saxon’s vendor’s database to upload data regarding payments in full provided by Saxon in order to produce lien releases in a timely manner. Saxon has taken remedial actions to remedy the exceptions, to prevent exceptions going forward, and to remedy applicable procedures.

In addition, the assessment of compliance with applicable servicing criteria performed by a servicing function participant contracted by Saxon reflects that it was not in compliance with Item 1122(d)(4)(xi) of Regulation AB due to one payment having been made after the expiration date of the insurance policy, based on a sample of loans reviewed for purposes of such assessment.  Based on discussions Saxon has had with this servicing function participant, Saxon believes that the servicing function participant has taken actions designed to remedy the procedures that led to this compliance exception.

Size, Composition and Growth of Saxon’s Portfolio of Serviced Assets.  Currently, substantially all of Saxon’s servicing portfolio consists of non prime mortgage loans, represented by fixed rate and adjustable rate, first  and second lien conventional mortgage loans. The following table reflects the size and composition of Saxon’s affiliate owned and third party servicing portfolio as of the end of each indicated period.

Saxon’s Portfolio of Mortgage Loans
Unpaid Principal Balance as of: (Dollar Amounts, in thousands)
	May 31, 2007	February 28, 2007	December 31, 2005	December 31, 2004	December 31, 2003
Saxon Affiliate(1)	$7,227,617	$7,150,070	$6,394,873	$5,950,965	$4,665,770
Third Party	30,890,977	22,169,173	18,365,897	14,214,977	5,233,753
Total	$38,118,594	$29,319,243	$24,790,770	$20,165,942	$9,899,523

________________
(1)
Saxon Affiliate includes securitizations in which Saxon Asset Securities Company is the depositor and servicing of mortgage loans originated or purchased by Saxon Mortgage, Inc. and Saxon Funding Management LLC.

Saxon Rating Information.  Saxon’s residential sub prime servicing operations are currently rated as “Above Average” by S&P.  Fitch has rated Saxon “RPS2+” as a primary servicer of residential Alt A and sub prime products.  Moody’s has rated Saxon “SQ2+” as a primary servicer of residential sub prime mortgage loans.  Saxon is an approved Freddie Mac and Fannie Mae servicer.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

No Material Changes to Servicer Policies and Procedures.  There have been no material changes in Saxon’s servicing policies and procedures during the past three years.

Relationships with Transaction Parties.  As a result of a merger, completed on December 4, 2006, between Saxon Capital, Inc. and a subsidiary of the predecessor of the sponsor, Saxon is an affiliate of the sponsor, the depositor, Morgan Stanley Credit Corp. and Morgan Stanley & Co. Incorporated (the underwriter).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	October 18, 2007

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